FOR IMMEDIATE RELEASE

Contact:	Karen Perlman MB Financial (773) 292-6292 perlman@manbk.com	Raymond Minkus Minkus & Dunne Communications (312) 541-8787 Ext. 235 rdm@minkus-dunne.com	Ken Skopec MidCity Financial Corp. (312) 633-0273 kskopec@midcity.com

MB Financial, MidCity Financial to Merge:
Combined Assets of $3.5 Billion to Create
Third Largest Bank Headquartered in Chicago

CHICAGO, IL (April 20, 2001)—MB Financial, Inc., (NASDAQ: MBFI) and MidCity Financial Corporation have signed a definitive agreement to merge their organizations to create the third largest banking organization headquartered in Chicago, it was jointly announced today.

    The transaction will be effected by the merger of both MB Financial and MidCity Financial into a newly formed company, which will assume the name "MB Financial, Inc." Holders of MB Financial common stock before the merger will receive one share of common stock of the new company for each share held prior to the merger. Each share of MidCity Financial common stock will be exchanged for 230.32955(*) shares of the new company. This will result in a combined transaction value of approximately $292 million ($175 million for MidCity Financial and $117 million for MB Financial), based upon the closing price of MB Financial shares of $16.50 on April 19, 2001.

    The announcement was made by Mitchell Feiger, President and CEO of MB Financial and Chairman of its principal operation, Manufacturers Bank; and E.M. Bakwin, Chairman and CEO of MidCity Financial. Both entities are based here.

    The merger marries two organizations with similar philosophies and customer bases. Both are dedicated to meeting the financial needs of middle market businesses as well as serving customers in the many neighborhoods where they have locations. Together, the two bank holding companies have 39 banking locations, including 32 in the Chicago area.

    The combination of MidCity Financial (which reported assets of $1.8 billion as of December 31, 2000) with MB Financial (with $1.5 billion in assets at the same date) will create a combined entity with more than $3.3 billion in assets. MB Financial will continue with its previously announced acquisition of the $200 million FSL Holdings, Inc., and its principal operation, First Savings and Loan Association of South Holland, which is expected to be completed in the second quarter of 2001.

    The combined company's four Chicago area banks will be consolidated into a single Illinois Bank, the name of which will be determined prior to completion of the merger. The transaction, expected to be completed in the second half of 2001, is subject to regulatory approval and approval by the shareholders of MB Financial and MidCity Financial. The transaction is expected to be accounted for as a pooling of interests.

    Both Manufacturers Bank and the MidCity Financial institutions (which currently include The Mid-City National Bank of Chicago, First National Bank of Morton Grove and First National Bank of Elmhurst, all located in Illinois; as well as Union Bank and Trust Company in Oklahoma and Abrams Centre National Bank in Texas) share a commitment to the neighborhoods in which they operate and the entrepreneurial business community. MidCity Financial's banks have strengths in trust, investment and deposit services, and commercial lending, among others. Manufacturers Bank brings strengths in commercial lending, equipment leasing, commercial real estate finance, long term healthcare and community reinvestment initiatives.

    Mr. Bakwin will serve as Chairman of the combined company and Mr. Feiger as President and CEO when the transaction is completed. In addition, Ronald Santo will serve as Chairman of the Illinois Bank and Burton Field as President and CEO of the Illinois Bank. Projected cost savings as a result of the merger are anticipated to be approximately $8 million annually.

    Each organization has expanded through a combination of internal growth and acquisitions and has significant experience in the resulting integration issues.

    MidCity Financial (www.midcity.com) is a Chicago-based holding company with five bank subsidiaries in three states and has been serving customers for more than 90 years. Branch locations in the State of Illinois make up 19 of the 27 MidCity Financial sites.

    MB Financial (www.mbfinancial.com) is the Chicago-based holding company for Manufacturers Bank, which has 13 locations delivering competitive personalized service for more that 66 years to privately-owned, middle-market companies as well as to individuals who live and work in the Chicago metropolitan area.

Announcement of Conference Call

    MB Financial, Inc. and MidCity Financial Corporation will host a conference call at 11:00 am C.S.T. on April 20, 2001. The number to call in the United States is (888) 276-0007. If this time is inconvenient, a taped broadcast will be continuously played for 80 hours at (800) 475-6701 in the United States (access code 583315) starting at 2:30 pm C.S.T. A copy of this presentation, along with a web cast of this call, will also be available at www.mbfinancial.com under Investor Relations.

Forward Looking Statements

    When used in this press release or other public shareholder communications, in filings with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Various factors could cause actual results to differ materially from the results anticipated or projected. These factors include, but are not limited to, the following: (1) expected cost savings and synergies from the merger might not be realized within the expected time frame; (2) revenues following the merger could be lower than expected; (3) costs or difficulties related to the integration of the businesses of MB Financial and MidCity might be greater than expected; (4) the requisite shareholder and/or regulatory approvals of the transaction might not be obtained; (5) deposit attrition, operating costs, customer loss and business disruption following the merger may be greater than expected; (6) competitive pressures among depository institutions; (7) the credit risks of lending activities; (8) changes in the interest rate environment and in the demand for loans; (9) general economic conditions, either nationally or in the states in which the combined company will be doing business, might be less favorable than expected; (10) new legislation or regulatory changes; and (11) changes in accounting principles, policies or guidelines.

    We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information

    A registration statement on Form S-4 will be filed with the Securities and Exchange Commission in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of both MB Financial, Inc., and MidCity Financial Corporation seeking their approval of the proposed transaction. Investors and security holders are advised to read the registration statement and joint proxy statement/prospectus because they will contain important information. When filed, these documents can be obtained free of charge from the web site maintained by the SEC at "www.sec.gov." These documents also can be obtained free of charge upon written request to MB Financial, Inc., Investor Relations, 1200 North Ashland Avenue, Chicago, Illinois 60622 or by calling (773) 645-7868.

    MB Financial, Inc., and its directors and executive officers may be deemed to be participants in the solicitation of proxies from MB Financial shareholders to approve the merger. Information about these participants may be obtained through the SEC's web site from the definitive proxy statement filed with the SEC by MB Financial on March 21, 2001. Additional information regarding the interests of these participants, as well as information regarding the directors and executive officers of MidCity Financial, may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

*
As issued, this press release incorrectly stated the exchange ratio of new company shares for each MidCity Financial share as 230.39255. A corrective press release is expected to be issued.